UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2011

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918-573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Cash Tender Offer

On November 7, 2011, The Williams Companies, Inc. (“Williams”) issued a press release announcing that it has commenced a cash tender offer for certain of its outstanding debt securities for an aggregate purchase price of up to $1.0 billion. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

WPX Energy, Inc. Senior Notes Offering

On November 7, 2011, Williams issued a press release announcing that its wholly owned subsidiary, WPX Energy, Inc. (“WPX”), intends to offer, pursuant to an exemption from registration under the Securities Act of 1933, as amended, $1.5 billion in aggregate principal amount of senior notes in two series to certain institutional investors. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Also on November 7, 2011, Williams issued a press release announcing that WPX has priced its offering of $400 million in aggregate principal amount of 5.250% Senior Notes due 2017 and $1.1 billion in aggregate principal amount of 6.000% Senior Notes due 2022. The offering of the notes is expected to close on November 14, 2011, subject to certain closing conditions. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 7, 2011.

99.2	Press Release, dated November 7, 2011.

99.3	Press Release, dated November 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

/s/ Lorna R. Simms
Name: Lorna R. Simms
Title: Assistant Corporate Secretary

DATED: November 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 7, 2011.

99.2	Press Release, dated November 7, 2011.

99.3	Press Release, dated November 7, 2011.